Investment Advisory Code of Ethics

New York Alaska ETF Management LLC

Tel: 1-800-523-8382

Ofer Abarbanel

Chief Compliance Officer

1.

1.

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Table of Contents

1.

Introduction

3

2.

Purpose

4

3.

Definitions

4

4.

General Standards of Conduct

6

a.

Corporate Conduct

6

b.

Individual Conduct

7

5.

Fiduciary Standard

7

6.

Policies

8

a.

Insider Trading

8

General Policy

9

Definitions

9

Identifying Inside Information

9

Prohibited Use of Material Nonpublic Information

9

Contacts with Public Companies

10

Penalties

10

Tender Offers

10

b.

Restricted/Watch Lists

11

c.

IPOs and Limited Offerings

11

d.

Gifts

11

e.

Political Contributions

11

f.

Personal Securities Transactions

12

Duplicate Statement Requirements

12

Holdings Reports

12

Exceptions to the Requirement to Submit Holdings Reports

14

g.

Outside Employment

14

h.

Falsification or Altering Records

15

i.

Conflicts of Interest

15

j.

Competition

16

k.

Report of Violations

16

l.

Certification of Compliance with Code of Ethics

16

Initial Certification

16

Annual Certification

16

Acknowledgement of Amendments

17

m.

Reviews

17

7.

Record Retention

17

8.

Sanctions

18

9.

Exceptions to the Code of Ethics

18

10.

Acknowledgement of Receipt of Code of Ethics

18

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1.

Introduction

New York Alaska ETF Management LLC (“NYA” or “Firm”) maintains a policy of strict compliance with the highest standards of ethical business conduct and the provisions of applicable federal and state securities laws.  Throughout this document “you” and “your” refers to Firm employees, and “we,” “our,” and “us” refers to the Firm.

NYA, as a matter of policy and practice has adopted this written Code of Ethics (“Code”) covering all Supervised Persons pursuant to Rule 204A-1 of the Investment Advisers Act of 1940, as amended, and Rule 17j-1 of the Investment Company Act of 1940.  The Firm’s Code requires high standards of business conduct, compliance with federal securities laws, reporting and recordkeeping of all officers, directors and employee’s personal securities holdings, and reviews of their personal securities transactions to ensure adherence to this Code.

This Code is based on the principle that the officers, directors, and employees (or persons having similar status or function) of NYA have a fiduciary duty to place the interests of the clients ahead of their own interests.  When the potential for conflict arises, it is our obligation to put the client’s interests over the interests of either employees or the firm.

The following principles are general statements expressing the ethical and professional ideals our officers, directors and employees are expected to display in their professional activities:

•

Principle 1 – Integrity

Provide professional services with a high level of personal and professional integrity.  This demands honesty and candor which must not be subordinated to personal gain or advantage.  Advisors are placed in positions of trust by their clients, and the ultimate source of that trust is the advisor’s personal integrity.

•

Principle 2 – Objectivity

Provide professional services objectively.  This requires intellectual honesty and impartiality.  Regardless of the particular service rendered or the capacity in which the firm functions, we should protect the integrity of our work, maintain objectivity and avoid subordination of our judgment.

•

Principle 3 – Competence

Maintain the knowledge and skills necessary to provide professional services competently.  Competence requires continuing education in order to grow and acquire knowledge.  Competence includes the wisdom to recognize the limitations of that knowledge.  Competence also includes recognizing when consultation with other professionals is appropriate, or when referral to other professionals is necessary.

•

Principle 4 – Fairness

Be fair and reasonable in all professional relationships, and disclose material conflicts of interest.  This requires impartiality, intellectual honesty and a subordination of one’s own feelings, prejudices and desires in order to achieve a proper balance of conflicting interests.  Being fair requires putting the client first.

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•

Principle 5 – Confidentiality

Protect the confidentiality of all client information.  We must ensure that information is accessible only to those authorized to have access.  This promotes a trusting relationship with clients.

•

Principle 6 – Professionalism

Act in a manner that demonstrates exemplary professional conduct.  This requires behaving with dignity and courtesy to clients, fellow professionals, and others in business-related activities.

•

Principle 7 – Diligence

Provide professional services diligently, in a reasonably prompt and thorough manner, including the proper planning and supervision of the services.

This Code of Ethics is a living document that exists to ensure that the interests of our clients are continually protected. We review the Code annually and update it to keep current with changes in the firm and industry.

2.

Purpose

The policies and procedures set forth in this Code are intended to articulate NYA’s policies, to educate its employees about the issues and the policies, to establish procedures for complying with those policies, to monitor compliance with such policies and procedures, and to ensure, to the extent possible, that NYA satisfies its obligations in this area.

This Code establishes rules of conduct for all employees of the Firm and is designed to govern the activities of the Firm’s employees.  The Firm’s reputation for fair and honest dealing with its clients has taken considerable time to build.  This reputation could be seriously damaged as the result of even a single securities transaction being considered questionable, in light of the fiduciary duty owed to our clients.  This Code is designed to ensure that the high ethical standards long maintained by NYA continue to be applied.

While this Code does not address every possible situation that may arise, each employee is responsible for exercising good judgment, applying ethical principles, and bringing potential violations of the Code to the attention of the Chief Compliance Officer (“CCO”).  In those situations where an employee may be uncertain as to the intent or purpose of this Code, he/she is advised to consult with the CCO.  Only the CCO may grant exceptions to certain provisions contained in the Code, in those situations where it is clear beyond dispute that the interests of our clients will not be adversely affected or compromised.  To this end, employees shall read and understand this Code and uphold the standards in the Code in their day-to-day activities at the Firm.

3.

Definitions

The following are definitions of words and phrases used in this document to help officers, directors, and employees better understand their obligations in regards to this Code of Ethics.

Access Persons are all officers, directors, and employees of NYA, who (i) have access to nonpublic personal information regarding the clients' purchases or sales of securities, (ii) are involved in making securities recommendations to clients, (iii) have access to nonpublic recommendations or

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portfolio holdings of clients, or (iv) all of the Firm’s officers, directors, and employees.  Any personnel who regularly communicate with clients for the purpose of servicing their accounts may also be deemed to be Access Persons.

Account means the accounts of any employee such as trusts and custodial accounts, or other accounts in which the employee has a beneficial interest or exercises investment discretion. It also includes accounts of the employee’s immediate family members (any relative by blood or marriage living in the employee's household), and any account in which he or she has a direct or indirect beneficial interest.

Beneficial Ownership means any opportunity, directly or indirectly, to profit or share in the profit from any transaction in securities.  Beneficial Ownership is defined broadly.  Some examples of Beneficial Ownership include:

•

Securities held in a person’s own name, or that are held for the person’s benefit in nominee, custodial, or “street name” accounts

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Securities owned by a member of the Access Person’s Family/Household

•

Securities owned by or for a partnership, in which the person is a general partner (whether the ownership is under the name of that partner, another partner, the partnership, or through a nominee, custodial, or “street name” account)

•

Securities that are being managed for a person’s benefit on a discretionary basis by an investment adviser, broker, bank, trust company, or other manager

•

Securities in a person’s individual retirement account

•

Securities in a person’s account in a 401(k) or similar retirement plan, even if the person has chosen to give someone else investment discretion over the account

•

Securities owned by a trust of which the person is either a trustee or a beneficiary

•

Securities owned by a corporation, partnership, or other entity that the person controls (whether the ownership is under the name of that person, under the name of the entity, or through a nominee, custodial, or “street name” account)

•

Securities that are traded on behalf of an investment club of which an Access Person is a club member or in which a member of their Family/Household is a member.

Officers, directors, and employees should ask the Chief Compliance Officer if they have any questions or doubts at all about whether they or a member of their Family/Household would be considered to have Beneficial Ownership of securities.

Chief Compliance Officer means the chief compliance officer of NYA.

Client means any person or entity for which the Firm serves as an investment advisor, and renders investment advice or makes investment decisions.

Family/Household is:

•

A spouse or live-in partner who shares the Access Person’s household and combines his or her financial resources in a manner similar to that of married persons (unless he or she does not live in the same household as the Access Person and the Access Person does not contribute in any way to his or her support)

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•

Children under the age of 18

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Children who are 18 or older (if they live in the same household as the Access Person, or the Access Person contributes in any way to their support)

•

Any of these people who live in the Access Person’s household: stepchildren, grandchildren, parents, stepparents, grandparents, brothers, sisters, parents-in-law, sons-in-law, daughters-in-law, brothers-in-law and sisters-in-law, including adoptive relationships

•

Any individual for whom the Access Person exercises investment control.

Fund means an investment company registered under the Investment Company Act of 1940.

Reportable Security consists of any security as defined under Section 2(a)(18) of the Advisers Act, with certain exceptions as outlined below.  Reportable Securities include most kinds of investment instruments, including things that may not ordinarily be thought of as “securities”, such as:

•

Options on securities and currencies

•

Investments in foreign unit trusts

•

Closed-end funds

•

Foreign mutual funds

•

Investments in all kinds of limited partnerships private investment funds, hedge funds, and investment clubs.

Reportable Securities do not include:

•

Direct obligations of the U.S. Government

•

Money market instruments such as bankers’ acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high quality short-term debt instruments

•

Shares of mutual funds so long as not distributed or advised by the Firm or any affiliated firm;

•

Other types of mutual funds

•

Unit Investment Trusts investing exclusively in one or more mutual funds.

Supervised Persons are directors, officers and employees of NYA (or other persons occupying a similar status or performing similar functions); and any other person who provides advice on behalf of the Firm and is subject to the Firm’s supervision and control.

4.

General Standards of Conduct

This Code is intended to comply with the various federal and state regulations and also requires that all Supervised Persons comply with the various applicable provisions of the applicable rules and regulations adopted by the SEC and/or state.

We believe the establishment and enforcement of these policies and procedures are reasonably designed to prevent the misuse of material, nonpublic information by investment advisers.  The Code also contains policies and procedures with respect to personal securities transactions of all the Firm’s Supervised and Access Persons.  These procedures cover transactions of Reportable Securities in which a Supervised or Access Person has a beneficial interest or accounts over which the Supervised or Access

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Person exercises control, as well as transactions by members of the Supervised or Access Person’s immediate family.

It is unlawful for the Firm or its officers, directors, or employees to employ any device, scheme or artifice to defraud any client or prospective client, or to engage in fraudulent, deceptive or manipulative practices.

a.

Corporate Conduct

The following general standards guide the Adviser’s corporate conduct

•

The Adviser will act in accordance with applicable laws and regulations

•

The Adviser will provide products and services designed to help clients achieve their financial goals

•

The Adviser will provide employment opportunities without regard to race, color, sex, pregnancy, religion, age, national origin, ancestry, citizenship , disability, medical condition, marital status, sexual orientation, veteran status, political affiliation, or any other characteristic protected by federal or state law

•

The Adviser will support the communities in which the Firm operates.

b.

Individual Conduct

The following general principles guide the individual conduct of each employee of the Firm:

•

The employee will put the client’s interest first, ahead of their own interests

•

The employee will not take any action that will violate any applicable laws or regulations

•

The employee will adhere to the highest standards of ethical conduct

•

The employee will maintain the confidentiality of all information obtained during the course of employment with the Firm

•

The employee will bring any issues they reasonably believe place any client or the Firm at risk to the attention of the CCO

•

The employee will not abuse or misappropriate the Firm’s assets or use them for personal gain

•

The employee will not engage in any activities that create a conflict of interest between the individual and the Firm or any client

•

The employee will deal fairly with clients, colleagues, and others

•

The employee will disclose all brokerage accounts to the CCO within 10 days of employment and before their investment adviser registration has been approved

•

The employee will provide, initial, annual and quarterly personal securities reports

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The employee will get prior approval before participating in IPOs or Private Placements transactions

•

The employee will comply with this Code of Ethics.

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5.

Fiduciary Standard

This Code is based on the overriding principle that NYA is a fiduciary to our clients and must act in the best interests of the clients at all times.  The Firm and its officers, directors, and employees are subject to the following specific fiduciary obligations when dealing with clients:

•

The duty to have a reasonable, independent basis for the investment advice provided

•

The duty to obtain the best execution for a client’s transactions, where the Firm is in a position to direct brokerage transactions for the client

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The duty to ensure that investment advice is suitable to meeting the client’s individual objectives, needs and circumstances

•

A duty to be loyal to clients.

In meeting our fiduciary responsibilities to our clients, we expect everyone to demonstrate the highest standards of ethical conduct for continued employment.  All personnel must conduct themselves at all times in accordance with Federal Securities Laws and the following mandates:

•

Clients’ interests take priority.  In the course of performing their duties and responsibilities all personnel must at all times place the interests of clients ahead of their own personal interests.

•

Conflicts of interest or the appearance of conflicts of interest must be avoided.  Personnel must not take advantage of the trust that clients have placed in them.  Everyone must avoid any situation that might present a conflict or the perception of a conflict.  Everyone must avoid situations that might be perceived as an impropriety or a compromise to the employee’s fulfillment of his/her duties and responsibilities.

The officers, directors, and employees of NYA may not:

•

Employ any device, scheme or artifice to defraud a client

•

Make to a client any untrue statements of a material fact or omit to state to a client a material fact, in light of the circumstances under which they are made

•

Engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon a client

•

Engage in any manipulative practice with respect to a client

•

Use their positions, or any investment opportunities presented by virtue of their positions, to personal advantage or to the detriment of a client

•

Conduct personal trading activities in contravention of this Code or applicable legal principles or in such a manner as may be inconsistent with the duties owed to clients as a fiduciary.

These general standards are meant as overriding guidelines to be adhered to in all current and emerging situations and are not limited to the detailed behavior specifically discussed in this Code.

6.

Policies

These policies will be interpreted and applied by the Chief Compliance Officer in a manner considered fair and equitable in all cases with the view of placing the clients’ interests paramount.  Exceptions and amendments may be made by the Chief Compliance Officer, as necessary.  Technical compliance with the procedures, prohibitions, and limitations of this Code will not automatically insulate Access or

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Supervised Persons from scrutiny of, and sanctions for, actions and securities transactions that indicate an abuse of the Firm’s duty to the clients. NYA expects all Access and Supervised Persons to comply with the spirit of the Code, as well as the specific rules contained in the Code.

a.

Insider Trading

Trading securities while in possession of material, nonpublic information, or improperly communicating that information to others may expose Supervised Persons and NYA to stringent penalties.  The SEC can recover the profits gained or losses avoided through the illegal trading, impose a penalty of up to three times the illicit windfall, issue an order permanently barring the perpetrator from the securities industry and refer the perpetrator for criminal prosecution which would involve a jail sentence.  Finally, Supervised Persons and the Firm may be sued by clients seeking to recover damages for insider trading violations.  The rules contained in this Code apply to securities trading and information handling by officers, directors, and employees of the Firm and their immediate family members.

The law regarding insider trading is continuously developing.  An individual legitimately may be uncertain about the application of the rules contained in this Code in a particular circumstance.  Often, a single question can avoid disciplinary action or complex legal problems.  All officers, directors, and employees must notify the CCO immediately if they have any reason to believe that a violation of this Code has occurred or is about to occur.

General Policy

No officer, director, or employee may trade, either personally or on behalf of others (such as investment funds and private accounts managed by NYA, while in the possession of material, nonpublic inside information.  No officers, directors, or employees of the Firm may communicate material nonpublic information to others in violation of the law.

Definitions

Definitions

The following are definitions of words and phrases used in this document to explain our insider trading policies and procedures.

•

Covered Security is any security except bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.

•

Insider Trading is the use of material nonpublic information to trade in securities or the communication of material nonpublic information to others.

•

Material Information is information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company’s securities.

•

Nonpublic Information is information that has not been effectively communicated to the marketplace.  One must be able to point to some fact to show that the information is generally public.

Identifying Inside Information

Before executing any trade, including any security for investment funds or private accounts managed by NYA, all officers, directors, and employees must determine whether they have access to material,

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nonpublic information.  If any individual thinks that they might have access to material, nonpublic information, they should take the following steps:

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Report the information and proposed trade immediately to the CCO before taking any action.  This degree of caution will protect you, our investors, and the firm.

•

Do not purchase or sell the securities on behalf of themselves or others, including investment funds or private accounts managed by the Firm

•

Do not communicate the information inside or outside the Firm, other than to the CCO

•

After the CCO has reviewed the issue, the Firm will determine whether the information is material and nonpublic and, if so, what action the Firm will take.

Prohibited Use of Material Nonpublic Information

Access and Supervised Persons may not trade securities, either personally or on behalf of others, based on material nonpublic information.

Access and Supervised Persons may not communicate material nonpublic information about the purchases and sales of securities of clients except as necessary to perform their duties for the Firm, provided that Access and Supervised Persons will not share material nonpublic information with anyone that does not require such information to perform their duties on behalf of the Firm.

Contacts with Public Companies

The Firm may make investment decisions on the basis of conclusions formed through such contacts and analysis of publicly available information.  Difficult legal issues arise, however, when, in the course of these contacts, officers, directors, and employees of NYA or other persons subject to this Code become aware of material, nonpublic information.  This could happen, for example, if a company’s Chief Financial Officer prematurely discloses quarterly results to an officer, director, or if an employee makes selective disclosure of adverse news to a handful of clients.  In such situations, the Firm must make a judgment regarding further conduct.  All officers, directors, and employees of the Firm should contact the CCO immediately if they believe that they may have received material, nonpublic information.

Penalties

Penalties for trading on or communicating insider information can be severe, both for individuals involved in such unlawful conduct and their employers.  A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation.  Penalties include:

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Civil injunctions

•

Treble damages

•

Disgorgement of profits

•

Being barred from the securities industry in any capacity

•

Jail sentences and fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited

•

Fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

In addition, any violation of the Code can be expected to result in serious sanctions, including dismissal of the persons involved.

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Tender Offers

Tender offers represent a particular concern in the law of insider trading for two reasons:

•

First, tender offer activity often produces extraordinary gyrations in the price of the target company’s securities.  Trading during this time period is more likely to attract regulatory attention (and such trading produces a disproportionate percentage of insider trading cases).

•

Second, the SEC has adopted a rule which expressly forbids trading and “tipping” while in the possession of material, nonpublic information regarding a tender offer received from the tender offeror, the target company or anyone acting on behalf of either.

Supervised and Access Persons of NYA and others subject to this Code should exercise extreme caution any time they become aware of nonpublic information relating to a tender offer.

Training

NYA will design an appropriate educational program and provide educational materials to familiarize officers, directors, employees and advisory representatives with the policy and procedures contained within.  NYA will hold annual meetings to reinforce and retrain all officers, directors, employees and advisory representatives of the firm regarding this Code.

b.

Restricted/Watch Lists

Although NYA does not typically receive confidential information from portfolio companies, if the Firm does receive such information, the Firm may take appropriate action to establish restricted or watch lists in certain securities.

c.

IPOs and Limited Offerings

Access and Supervised Persons are prohibited from participating in IPOs and Limited Offerings unless they obtain preclearance from the CCO and, if approved, will be subject to continuous monitoring for possible future conflicts.

d.

Gifts

Giving, receiving or soliciting gifts in a business setting may create an appearance of impropriety or may raise a potential conflict of interest.  We have adopted the policies set forth below to guide Supervised Persons in this area.

•

Access and Supervised Persons should not accept or provide any gifts or favors that might influence the decisions you or the recipient must make in business transactions involving the Firm, or that others might reasonably believe would influence those decisions

•

Modest gifts and favors, which would not be regarded by others as improper, may be accepted or given on an occasional basis.  Entertainment that conforms to generally accepted business practices also is permissible and does not need to be logged. Gifts over $200 must be pre-approved by the CCO

•

Access or Supervised Persons are prohibited from soliciting gifts of any size under any circumstances

All gifts given and received must be logged and made available to the CCO when requested.

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e.

Political Contributions

Firm funds or gifts may not be furnished, directly or indirectly to a government official, government employee or politician for the purpose of obtaining or maintaining business on behalf of the Firm.  Such conduct is illegal and may violate federal and state criminal laws.  Assistance or entertainment provided to any government office should never, in form or substance, compromise the Firm’s arms-length business relationship with the government agency or official involved.  All political contributions must be approved in advance, in writing, by the CCO.   NYA prohibits all officers, directors, and employees from:

•

Providing advisory services for compensation to a government entity for two years after the Firm or its officers, directors, and employees, makes a contribution to certain elected officials or candidates who are in a position to influence the selection of the Adviser

•

Providing or agreeing to provide, directly or indirectly, payment to any third party (i.e., a placement agent) for solicitation of advisory business from any government entity on behalf of the Firm, unless the third party is an SEC-registered investment adviser or an SEC-registered broker-dealer, in each case, subject to similar pay to play restrictions

•

Coordinating or soliciting from others (a practice known as “bundling”) campaign contributions to certain elected officials who are in a position to influence the selection of the Adviser or payments to certain political parties in the state or locality where the Firm is seeking government business.

NYA allows for the following:

•

De minimis contributions by an individual covered officers, directors, and employees up to $350, per election, to any one official for whom the individual is entitled to vote and up to $150, per election, to any one official for whom the individual is not entitled to vote (all contributions must be reported to the CCO and logged)

•

Returned contributions that result in an inadvertent trigger of the ban, where the initial contribution was made by an officers, directors, and employees who was not entitled to vote for the recipient of the contribution and which does not exceed $350 to any one official per election and where the Firm discovers the contribution within four months of the date of the contribution and causes it to be returned within 60 days after learning of the triggering contribution.  The Firm allows this no more than two or three times per 12-month period and no more than once per officer, director, or employee, regardless of the time period.

This Code does not apply to or restrict the ability of any officer, director, or employee of the Firm to participate voluntarily in political activities on their own personal time and does not apply to candidates for Federal office.

f.

Personal Securities Transactions

The Personal Securities Transactions Policy applies to all officers, directors, and employees and covers any personal accounts held by those officers, directors, and employees, their immediate family, any other adult members of their household, and any trust for which they are trustee or beneficiary.  Such

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officer, director, or employee accounts are required to be operated consistently with the Firm’s fiduciary duty.

Our officers, directors, and employees are required to disclose any securities accounts to us and to either provide or arrange for their brokerage firm to provide duplicate account statements and confirms necessary to allow us to keep the records required by the Advisers Act and rules.  This is done to guard against any potential conflicts of interest with our clients.  The CCO will maintain personal trading and transaction records.

Duplicate Statement Requirements

Each Access and Supervised Person must arrange for their brokerage firm(s) to send automatic duplicate statements of every Reportable Securities Transaction in which they had any direct or indirect beneficial interest to be sent to NYA directly from the financial institution.  In addition, each Access and Supervised Person shall provide the statements to the Firm with the initial, quarterly and annual Personal Securities Transaction Reports (“Holdings Reports”), which must contain the info described below.

Holdings Reports

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Initial Holdings Report: Each Access and Supervised Person must submit to the CCO an Initial Holdings Report no later than 10 days after he or she becomes an Access and/or Supervised Person.  The information included in the Initial Holdings Report must reflect their current holdings as of a date not more than 45 days prior to the individual becoming an Access and/or Supervised Person.

•

Annual Holdings Reports: Each Access and Supervised Person must submit to the CCO an Annual Holdings Reports.  Annual reports are due no later than January 30th of each year.  The information submitted must be current as of a date no more than forty-five (45) days before the annual report is submitted.  Each Initial Holdings Report and Annual Holdings Report must include the following information:

▪

Title and type of each security, and as applicable the exchange ticker symbol or CUSIP number in which the Access or Supervised Person has any direct or indirect Beneficial Ownership

▪

Number of shares and principal amount of each security in which Access or Supervised Person has any direct or indirect Beneficial Ownership

▪

Name of any financial institution with whom the Access or Supervised Person maintains an account in which any securities are held for the direct or indirect benefit of the Access or Supervised Person

▪

Date the Holdings Report is submitted.

If an Access or Supervised Person is not required to report any information on an Initial Holdings Report or an Annual Holdings Report, the Access Person must still submit a written and signed statement to that effect to the CCO by the date on which the applicable Holdings Report is due.

•

Quarterly Transaction Reports: Every Access and Supervised Person must, no later than thirty (30) days after the end of each calendar quarter, file a quarterly transaction report containing the following information:

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▪

The date of the transaction, the title and exchange ticker symbol or CUSIP number, the interest rate and maturity date (if applicable), the number of shares and the principal amount (if applicable) of each covered security

▪

The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition)

▪

The price of the Reportable Security at which the transaction was effected

▪

The name of the broker, dealer or bank with or through whom the transaction was effected

▪

The date the report is submitted by the Supervised Person.

Since each Holdings Report must also include information about securities in which an Access or Supervised Person has Beneficial Ownership, it must also include information about Reportable Securities held by any of the following persons or entities and information about accounts maintained by any of the following persons or entities:

•

Securities held in a person’s own name, or that are held for the person’s benefit in nominee, custodial, or “street name” accounts

•

Securities owned by a member of the Access or Supervised Person’s Family/Household

•

Securities owned by or for a partnership, in which the Access or Supervised Person is a general partner (whether the ownership is under the name of that partner, another partner, the partnership, or through a nominee, custodial, or “street name” account)

•

Securities that are being managed for an Access or Supervised Person’s benefit on a discretionary basis by an investment adviser, broker, bank, trust company, or other manager

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Securities in an Access or Supervised Person’s individual retirement account

•

Securities in an Access or Supervised Person’s account in a 401(k) or similar retirement plan, even if the person has chosen to give someone else investment discretion over the account

•

Securities owned by a trust of which the Access or Supervised Person is either a trustee or a beneficiary

•

Securities owned by a corporation, partnership, or other entity that the Access or Supervised Person controls (whether the ownership is under the name of that person, under the name of the entity, or through a nominee, custodial, or “street name” account)

•

Securities that are traded on behalf of an investment club of which an Access or Supervised Person is a club member or in which a member of their Family/Household is a member

Exceptions to the Requirement to Submit Holdings Reports

An Access or Supervised Person does not have to include in his or her Holding Reports information about accounts other than those that hold Reportable Securities or accounts over which the Access or Supervised Person has no direct or indirect influence or control.  The following securities do not need to be included in the Holding’s Report:

•

Direct obligations of the U.S. Government

•

Money market instruments such as bankers’ acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high quality short-term debt instruments

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•

Shares of money market mutual funds

•

Other types of mutual funds

•

Unit Investment Trusts investing exclusively in one or more mutual funds.

If the CCO determines that an Access or Supervised Person has committed a violation of the Code, NYA will follow the disciplinary process per the Supervisory Policies and Procedures.

Exceptions to the Code will rarely, if ever, be granted.  However, the CCO may grant an occasional exception on a case-by-case basis when the proposed conduct involves negligible opportunities for abuse.  All exceptions shall be solicited and issued in writing.  No exception reports shall be required under this Code for transactions effected pursuant to an automatic investment plan, or securities held in accounts over which the Access or Supervised Person has no direct control.

g.

Outside Employment

Any employment or other outside activity by an officer, director, or employee may result in possible conflicts of interests for them or for the Firm and therefore should be reviewed and approved by the CCO.  Outside activities, which must be reviewed and approved, include the following:

•

Being employed or compensated by any other entity

•

Engaging in any other business including part-time, evening or weekend employment

•

Serving as an officer, director, partner, employee, etc., in any other entity, including charities

•

Ownership interest in any non-publicly traded company or other private investments

•

Any public speaking or writing activities.

Written approval for any of the above activities is to be obtained by an officer, director, or employee before undertaking any such activity so that a determination may be made that the activities do not interfere with any of the individual’s responsibilities at the Firm, and any conflicts of interests in such activities may be addressed.  An individual seeking approval shall provide the following information to the CCO:

•

The name and address of the outside business organization

•

A description of the business of the organization

•

Compensation, if any, to be received

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A description of the activities to be performed

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The amount of time per month that will be spent on the outside activity.

Records of requests for approval along with the reasons such requests were granted or denied are maintained in a log by the CCO.

h.

Falsification or Altering Records

Prohibited conduct includes: falsifying or altering records or reports, preparing records or reports that do not accurately or adequately reflect the underlying transactions or activities, or knowingly approving such conduct.  Examples of prohibited financial or accounting practices include:

•

Making false or inaccurate entries or statements in any Firm or client books, records, or reports that intentionally hide or misrepresent the true nature of a transaction or activity

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•

Manipulating books, records, or reports for personal gain

•

Failing to maintain books and records that completely, accurately, and timely reflect all business transactions

•

Maintaining any undisclosed or unrecorded Firm or client funds or assets

•

Using funds for a purpose other than the described purpose; and making a payment or approving a receipt with the understanding that the funds will be, or have been, used for a purpose other than what is described in the record of the transaction.

i.

Conflicts of Interest

Access and Supervised Persons should disclose any personal interest that might present a conflict of interest or harm the reputation of the Firm.  It is a violation of an officer, director, or employee’s duty of loyalty to the NYA (without the prior written consent of the CCO):

•

To rebate, directly or indirectly, to any person, firm or corporation any part of the compensation received from them or the firm

•

To accept, directly or indirectly, from any person, firm, corporation or association, other than the Firm, compensation of any nature as a bonus, commission, fee, gratuity or other consideration in connection with any transaction on behalf of the Firm or a client account

•

To serve on the board of directors of any publicly traded company.

All conflicts of interest should be reported to the CCO who will determine if they are acceptable and what steps to take to mitigate any risk to the clients.  The CCO will keep a log of all conflicts of interest for the Adviser and its employees.

j.

Competition

NYA seeks to outperform its competition fairly and honestly.  The Firm seeks competitive advantages through superior performance, not through unethical or illegal business practices.  Stealing proprietary information, possessing trade secret information obtained without the owner’s consent, or inducing such disclosures by past or present employees of other companies is prohibited.  All officers, directors, or employees of the Firm should endeavor to respect the rights of and deal fairly with the clients, vendors, suppliers, and competitors.  No one should take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any other intentional unfair dealing practice.  The Firm’s officer, director, or employees should not falsely disparage or make unfair negative comments about its competitors or their products and services.  Negative public statements concerning the conduct or performance of any former officer, director, or employee of the Firm should also be avoided.

k.

Report of Violations

NYA requires all officers, directors, or employees to promptly disclose concerns of suspected wrongdoing and violations of this Code directly to the CCO.  Wrongdoing includes but is not limited to: violation of the Federal Securities Laws, misuse of corporate assets, and misuse of nonpublic information.  The CCO will determine the appropriate actions to take for the violation and will log all violations and the disciplinary action taken.

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l.

Certification of Compliance with Code of Ethics

The CCO requires that each Access or Supervised Person review and sign a statement that he or she has read and understands the policies and procedures contained within this Code.  These statements will be retained in the applicable file.

Initial Certification

All Access or Supervised Persons associated with NYA must acknowledge in writing that they have received the Code of Ethics and have read and understand its contents.

Annual Certification

Each Access or Supervised Person must certify annually in writing that all information required to be reported by the Access or Supervised Person in a Holdings Report or a Quarterly Transaction Report has been reported to the CCO.  Each Access or Supervised Person will certify that:

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They have fully disclosed all securities holdings in which they have, or a member of their household has, a beneficial interest

•

They have not purchased any IPOs or Limited Offerings or they have obtained pre-clearance for any securities transactions, in which they have, or a member of their household has, a beneficial interest except for transactions exempt from pre-clearance or for which they have received an exception in writing from the CCO

•

They have reported all securities transactions, in which they have, or a member of their household has, a beneficial interest except for exempt transactions or transactions for which they have received an exception in writing from the CCO

•

They have complied with the Code of Ethics in all other respects.

Acknowledgement of Amendments

All Access or Supervised Persons shall receive any amendments to the Code and must certify to the CCO in writing that they have:

•

Received a copy of the amendment

•

Read and understood the amendment

•

Agreed to abide by the Code as amended.

m.

Reviews

The CCO will monitor and review all reports required under the Code for compliance with policies regarding personal securities transactions and holdings and applicable SEC rules and regulations.  The CCO may also initiate inquiries of Access and Supervised Persons regarding personal securities trading.

Access and Supervised Persons are required to cooperate with such inquiries and any monitoring or review procedures employed.  Any transactions for the accounts of the CCO will be reviewed and approved by the CCO.  The CCO shall at least annually identify all Access and Supervised Persons who are required to file reports pursuant to the Code and will inform such persons of their reporting obligations.

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The CCO will annually review, update as necessary, and distribute the current Code of Ethics to all Access or Supervised Persons.  All Access or Supervised Persons shall sign a certificate promptly upon becoming employed or otherwise associated with NYA that evidences his or her receipt of this Code of Ethics and submit to the Firm a complete report of their securities holdings.  All Access or Supervised Persons shall hold all personal brokerage accounts at an approved firm and submit to the CCO, no later than 30 days after the close of each quarter, in the form proscribed by the Firm for this purpose, a list of all personal transactions in Reportable Securities.  Annually, all Access or Supervised Persons will be required to certify compliance with the Firm’s Code of Ethics.

The CCO shall periodically review the Firm’s Form ADV Part 2 and appropriately amend the summary of the Firm’s Code of Ethics as needed.  The CCO is also responsible for receiving and responding to any client or prospective client requests for the Firm’s Code of Ethics and maintaining required records.

7.

Record Retention

NYA will maintain all records, including copies of the Code of Ethics, records of violations and sanctions, if applicable, holdings and transactions reports, copies of personnel certifications, list of all Access or Supervised Persons within the last 5 years, and copies of the annual reports.

The CCO shall maintain, in a readily accessible place, the following records:

•

A copy of any Code of Ethics adopted by the Firm pursuant to Advisers Act Rule 204A-1 and Rule 17j-1 of the Investment Company Act of 1940 which is or has been in effect during the past five years

•

A record of any violation of the Firm’s Code and any action that was taken as a result of such violation for a period of five years from the end of the fiscal year in which the violation occurred

•

A record of all written acknowledgements of receipt of the Code and amendments thereto for each person who is currently, or within the past five years was, an Access or Supervised Person which shall be retained for five years after the individual ceases to be an Access or Supervised Person

•

A copy of each report made pursuant to Advisers Act Rule 204A-1 and Rule 17j-1 of the Investment Company Act of 1940, including any brokerage confirmations and account statements made in lieu of these reports

•

A list of all persons who are, or within the preceding five years have been Access or Supervised Persons

•

A record of any decision and reasons supporting such decision to approve an Access or Supervised Persons' acquisition of securities in IPOs and limited offerings within the past five years after the end of the fiscal year in which such approval is granted.

8.

Sanctions

In the event of a violation of the Code of Ethics, the CCO will conduct a review and impose such sanctions as deemed necessary and appropriate.  Sanctions range from a letter of censure, suspension of employment without pay, referral to the appropriate regulatory agency, or permanent termination of employment.  A log of all sanctions will be maintained by the CCO for five (5) years.

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9.

Exceptions to the Code of Ethics

The CCO may grant exceptions to certain substantive restrictions in appropriate circumstances (e.g., personal hardship) and will maintain records to justify such exceptions.  All exceptions will be logged by the CCO and maintained for five (5) years.

10.

Acknowledgement of Receipt of Code of Ethics

All Access and Supervised Persons must read this Code of Ethics and retain a copy for their records.  Any questions should be directed to the CCO.

By my signature below, I acknowledge that I have received, read and understand the Advisory Code of Ethics of NYA:

Signed:
Printed Name:
Title:
Date:

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